UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Warfvingesväg 45, SE-112 51 Stockholm, Sweden 4000 Executive Parkway, Suite 200, San Ramon, CA.	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01: NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On May 29, 2008, Neonode Inc. (the Company) received a NASDAQ Staff deficiency letter from The NASDAQ Stock Market Listing Qualifications Department stating that for the last 10 consecutive business days, the market value of listed securities of the Company has been below the minimum $35,000,000 requirement for continued inclusion under Marketplace Rule 4310 (c)(3)(B) (the "Rule"). The notice further states that pursuant to Marketplace Rule 4310(c)(8)(C), the Company will be provided 30 calendar days (or until June 30, 2008) to regain compliance. If, at anytime before June 30, 2008, the market value of listed securities of the Company is $35,000,000 or more for a minimum of 10 consecutive business days, the Company may regain compliance with the Marketplace Rules if the NASDAQ staff determines the Company is in compliance with the Rule. The notice states that if compliance with the Rule cannot be demonstrated by June 30, 2008, the NASDAQ staff will provide written notification that the Company’s securities will be delisted..

Furthermore, the notice indicates that the Company does not comply with the alternative listing requirement to the Rule under Marketplace Rule 4310(c)(3)(A) or 4310(c)(3)(C) which require minimum stockholders’ equity of $2,500,000 or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. The Company has the right to appeal any NASDAQ staff’s determination to delist its securities to a Listing Qualifications Panel.

A copy of the Company’s press release announcing receipt of the notice is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Neonode Inc. Press Release titled “Neonode Announces Receipt of NASDAQ Non-Compliance Letter,” dated June 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 2, 2008

NEONODE INC.

By:	/s/ David W Brunton
David W Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Neonode Inc. Press Release titled “Neonode Announces Receipt of NASDAQ Non-Compliance Letter,” dated June 2, 2008.